Exhibit 99.1

        Alaska Communications Systems Announces Quarterly Cash Dividend

     ANCHORAGE, Alaska--(BUSINESS WIRE)--June 14, 2005--Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today announced its board of directors declared a quarterly cash dividend of $0.20 per share on the company's common stock.
     The second quarter dividend is payable on July 20, 2005 to stockholders of record on the close of business on June 30, 2005. The company has approximately
41.1 million shares of common stock outstanding as of June 13, 2005.

     About Alaska Communications Systems

     ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

     Safe Harbor Statement

     Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company's financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ACS. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company's Form 10-K for the year ended December 31, 2004 and other filings with the SEC. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.


     CONTACT: ACS
              Mary Ann Pease, 907-297-3000 (Media)
              mpease@acsalaska.com
              or
              Lippert/Heilshorn & Associates
              Kirsten Chapman, 415-433-3777 (Investors)
              David Barnard, CFA, 415-433-3777 (Investors) david@lhai-sf.com